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EXHIBIT 24

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2004 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ CONSTANTINE P. IORDANOU Constantine P. Iordanou	President and Chief Executive Officer (Principal Executive Officer) and Director	March 10, 2005
/s/ JOHN D. VOLLARO John D. Vollaro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2005
/s/ ROBERT CLEMENTS Robert Clements	Chairman and Director	March 14, 2005
/s/ PETER A. APPEL Peter A. Appel	Director	March 14, 2005
/s/ WOLFE BILL H. BRAGIN Wolfe "Bill" H. Bragin	Director	March 14, 2005
/s/ JOHN L. BUNCE, JR. John L. Bunce, Jr.	Director	March 10, 2005
/s/ SEAN D. CARNEY Sean D. Carney	Director	March 10, 2005
/s/ PAUL B. INGREY Paul B. Ingrey	Director	March 9, 2005

/s/ KEWSONG LEE Kewsong Lee	Director	March 9, 2005
/s/ JAMES J. MEENAGHAN James J. Meenaghan	Director	March 10, 2005
/s/ JOHN M. PASQUESI John M. Pasquesi	Director	March 8, 2005
/s/ DAVID R. TUNNELL David R. Tunnell	Director	March 14, 2005
/s/ ROBERT F. WORKS Robert F. Works	Director	March 11, 2005

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Power of Attorney